Report of Independent Accountants

To the Shareholders and Trustees of
GE Funds, GE Institutional Funds and GE Lifestyle Funds

In planning and performing our audits of the financial statements of GE Funds, GE Institutional Funds and GE Lifestyle Funds (as defined in Attachment A) (collectively, the "Funds") for the periods ended September 30, 2001, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2001.

This report is intended solely for the information and use of the Trustees of the Funds, Management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
November 20, 2001
GE Funds is defined as:

GE U.S. Equity Fund
GE Premier Research Equity Fund
GE Value Equity Fund
GE Premier International Equity Fund
GE Mid-Cap Growth Fund
GE Premier Value Equity Fund
GE Mid-Cap Value Equity Fund
GE Fixed Income Fund
GE Small-Cap Value Equity Fund
GE Government Securities Fund
GE S&P 500 Index Fund
GE Short-Term Government Fund
GE Global Equity Fund
GE Tax Exempt Fund
GE International Equity Fund
GE High Yield Fund
GE Europe Equity Fund
GE Strategic Investment Fund
GE Emerging Markets Fund
GE Money Market Fund
GE Premier Growth Equity Fund



GE Institutional Funds is defined as:

GE Institutional U.S. Equity Fund
GE Institutional Emerging Markets Fund
GE Institutional S&P 500 Index Fund
GE Institutional Premier Growth Equity
Fund
GE Institutional Value Equity Fund
GE Institutional Premier Research Equity
Fund
GE Institutional Mid-Cap Growth Fund
GE Institutional Premier International
Equity Fund
GE Institutional Mid-Cap Value Equity
Fund
GE Institutional Income Fund
GE Institutional Small-Cap Value
Equity Fund
GE Institutional Strategic Investment
Fund
GE Institutional International Equity
Fund
GE Institutional Money Market Fund
GE Institutional Europe Equity Fund



GE Lifestyle Funds is defined as:

GE Conservative Strategy Fund
GE Conservative Allocation Fund
GE Moderate Strategy Fund
GE Moderate Allocation Fund
GE Aggressive Strategy Fund
GE Aggressive Allocation Fund


Attachment A
2